UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 23, 2009
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
FDA Matters
     Since shortly after the June 16, 2009 warning letter issued by the Food and Drug Administration (“FDA”) regarding Zicam Cold Remedy nasal gel products, Matrixx Initiatives, Inc. (the “Company”) has been engaged in informal discussions with the FDA. The FDA recently indicated it is unwilling to reverse its position. The Company is currently evaluating its options. In addition, the FDA recently issued the Company a Form 483 identifying several observations of individual cases where the FDA indicated the Company should have filed serious adverse event reports with the MedWatch Reporting system. The Company is reviewing the observations and will be responding soon.
Multidistrict Litigation
     As previously disclosed in the Company’s Form 8-K, filed on September 2, 2009, the Company filed a motion to consolidate and transfer all of the personal injury and consumer fraud matters, including any purported class actions, pending against the Company in federal court to the District of Arizona, pursuant to federal multidistrict litigation (“MDL” ) procedures. On October 9, 2009, the Judicial Panel on Multidistrict Litigation (“Panel”) established MDL No. 2096 In Re: Zicam Cold Remedy Marketing and Sales Practices Litigation and centralized the consumer fraud and personal injury actions that involve common questions of fact before a federal court in the District of Arizona. With one exception, the Panel transferred all of the consumer fraud cases at issue in the original MDL request. The Panel also began the MDL transfer process for the remaining consumer fraud and personal injury matters pending against the Company in federal courts across the country. The plaintiffs in these remaining cases will have the opportunity to object to the MDL transfer of their specific case. The Panel determined that the case of Hohman et. al. vs. Matrixx Initiatives, Inc. et. al. (Northern District of Illinois) did not involve sufficient common questions of fact to allow for consolidation and transfer to the MDL at the present time.
Shareholder Derivative Lawsuits
     On September 11, 2009, a shareholder derivative lawsuit was filed by Timothy Hall, on behalf of the Company, against all of the Company’s current directors and the following current and former officers of the Company: William Hemelt, Samuel Cowley and Carl Johnson. The lawsuit alleges, among other things, that the officers and directors named in the complaint violated their fiduciary duties to the Company by (i) misrepresenting the safety of the Zicam Cold Remedy nasal gel products, (ii) failing to warn consumers that use of the Zicam Cold Remedy nasal products could result in anosmia and (iii) failing to disclose reports of anosmia to the FDA and otherwise misrepresenting the Company’s compliance with FDA regulations. Timothy Hall v. William J. Hemelt, et al., United States District Court, District of Arizona.
     On September 18, 2009, a shareholder derivative lawsuit was filed by Theodore C. Klatt, on behalf of the Company, against all of the Company’s current directors and the following current and former officers of the Company: William Hemelt, Samuel Cowley, Carl Johnson, Timothy Clarot and James Marini. The lawsuit alleges, among other things, that the officers and directors named in the complaint violated their fiduciary duties to the Company by (i) misrepresenting the safety of the Zicam Cold Remedy nasal gel products, (ii) failing to warn consumers and shareholders that use of the Zicam Cold Remedy nasal products could result in anosmia and (iii) failing to disclose reports of anosmia to the FDA and otherwise misrepresenting the Company’s compliance with FDA regulations. Theodore C. Klatt v. William J. Hemelt, et al., United States District Court, District of Arizona.
     In accordance with and subject to the provisions of the Company’s Certificate of Incorporation, each of the named directors and current and former officers will be indemnified by the Company for their expenses incurred in defending each of these lawsuits and for any other losses that they may suffer as a result of these lawsuits.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
President and Chief Executive Officer

Date: October 23, 2009

3